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CLOSED-END INVESTMENT TRUST AGREEMENT entered into on this day of February 19,
1999, by the natural persons whose names and information appear on the signature page of this AGREEMENT and on the document attached to this AGREEMENT as Appendix A (jointly, the "Trustors-Beneficiaries"), party of the first part; and Citibank Mexico, S.A. [Citibank Mexico, Inc.], Grupo Financiero Citibank [Citibank Financial Group], Division Fiduciaria [Fiduciary Division] (the "Trustee"), pursuant to the following Statements and Clauses:

                                   STATEMENTS

I.   Each of the Trustors-Beneficiaries declare individually, under oath, that:

(a) he/she is a natural person (i) whose information appears on the document attached to this AGREEMENT as Appendix A; (ii) with full legal standing to enter into and agree to the terms of this AGREEMENT; and (iii) that he/she is married under the system indicated on the signature page corresponding to this AGREEMENT in the event that if necessary, his/her spouse grants his/her consent for the execution of this AGREEMENT, pursuant to the terms provided for on the signature pages of same;

(b) it is his/her will to execute this AGREEMENT and apply as a trust the Initial Contributions (for which said term is defined below) indicated in the Report of Initial Contributions (for which said term is defined below), as well as the other Contributions, (for which said term is defined below) that are deemed necessary for the performance of the Objectives of the Trust as provided for in the Fourth Clause of this AGREEMENT;

(c) it is his/her will to appoint Citibank Mexico, S.A. [Citibank Mexico, Inc.], Grupo Financiero Citibank [Citibank Financial Group], Division Fiduciaria [Fiduciary Division] as Trustee, and to instruct and authorize it to act in accordance to the instructions received in writing from the Technical Committee; and

(d) he/she acknowledges and agrees that (i) this AGREEMENT shall not have any legal effect until the Trustee, all and each one of the Trustors-Beneficiaries and, in the event necessary, their respective spouses, shall grant their consent by signing their name on the signature pages of this AGREEMENT; and (ii) that the Trustee and the Trustors-Beneficiaries fully identified in Appendix A shall be the sole parties to this AGREEMENT; under no circumstances, shall third parties be allowed to be added.

II.  The Trustee, under oath, declares that:

(a) it is a corporation duly established and legally in operation pursuant to the laws of Mexico, and that it is authorized to be established and to operate as a multiple banking institution;

(b) it accepts its designation as Trustee, and that it agrees to carry out the management duties that are deemed necessary to perform the Objectives of the Trust, in accordance with the instructions received from the Technical Committee;

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(c)  its delegate trustee enjoys all corporate rights and authorities necessary to execute this Agreement in representation of the Trustee, and that said rights and authorities have not be revoked or limited in any way whatsoever.

Based on the preceding Statements, the parts of this Agreement grant and submit themselves to the following:

                                     CLAUSES

First - Definitions. The terms that start with a capital letter in this Agreement, shall have the following meaning:

"ADRs" - American Depositary Receipts of Cemex, S.A. de C.V., representative of two CPOs each.

"Relevant ADRs"- the ADRs over which the Trustee has Rights of Purchase in accordance with the provisions of the Option Agreement.

"Acquired ADRs" - the ADRs acquired by the Trustee of Cemex Control while exercising the Rights of Purchase.

"Contributions" - the Initial Contributions and other amounts of money in U.S. Dollars that the Trustors-Beneficiaries apply as trust, by depositing them in the Trust Account, as provided for in the Second and Ninth Clauses of this Agreement.

"Initial Contributions" - the amounts of money in U.S. Dollars that are described in the Report of Initial Contributions, that the Trustors-Beneficiaries have applied as trust on the Closing Date, by depositing them in the Trust Account, as provided for in the Second Clause of this Agreement.

"Banamex" - Banco Nacional de Mexico, S.A., Multiple Banking Institution, Banamex-Accival Financial Group.

"Cemex Control" - Cemex Control, S.A., de C.V., a corporation of variable capital, duly established and legally in operation in accordance with the laws of Mexico.

"Cemex" means Cemex, SA de CV, a corporation of variable capital, duly established and legally in operation in accordance with the laws of Mexico.

"CPOs" - (i) Ordinary Participation Certificate issued or to be issued by Banamex, in its capacity of trustee under the trust agreement dated March 26, 1992, entered into between Cemex as Trustor and Banamex

                                      -2-

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as trustee, each of which represents 1 (one) Series "A" share representative of the capital stock of Cemex; or (iii) any other values issued in substitution for, or in exchange for, said Ordinary Participation Certificates, and that shall protect or shall become representative shares of the capital stock of Cemex.

"Acquired CPOs" shall have the meaning established in subsection (a)5(i) of the Fourth Clause of this Agreement.

"Technical Committee" shall have the meaning established in the Seventh Clause of this Agreement.

"Securities Trading Agreement"- the Securities Trading Agreement entered into by the Trustee with the Broker, in accordance with the Instruction of Execution of the Intermediation Agreement, as per the terms provided for in subsection (a) 6 of the Fourth Clause and subsection (b)9(iii) in the Seventh Clause of this Agreement.

"Option Agreement" - the Option Agreement of purchase of ADRs that is to be added to this Agreement as Appendix B, by virtue of which the Trustee shall have the right to acquire Relevant ADRs of Cemex Control, as per the terms provided by the Technical Committee.

"Trust Account" - account number 36855852, ABA No. 02100089, that is held by the fiduciary division of Citibank N.A., 111 Wall Street, 21/st/ Floor, New York, New York, 10143, the Trustee's agent, to credit to the Foreign Securities Account.

"Securities Account" - account number 8409 (eight thousand four hundred nine) with Indeval that is held by the Trustee on the Closing Date.

"Foreign Securities Account"- account number 794774 with Citibank, N.A., opened by the Trustee on the Closing Date, per instructions of the Trustors-Beneficiaries, exclusively for the purpose provided for in this Agreement.

"Rights of Purchase" - the right to acquire the Relevant ADRs of Cemex Control, as per the terms provided for in the Option Agreement.

"Business Day" - any day (excluding Saturdays and Sundays) on which the credit institutions in the city of Mexico, Federal District, and in the city of New York, New York, United States of America, shall be opened to the public, and shall not be authorized or required to close by law, regulation or decree.

"U.S. Dollars" and "U.S." - the legal tender in circulation of the United States of America.

"Closing Date" - the date on which the Trustee, all and each of the Trustors-Beneficiaries and, in the event necessary, their respective spouses, shall grant their consent to execute this Agreement, by signing their names on the signature pages of same.

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Effective Date" - each date in which the Trustee is authorized to exercise the
Rights of Purchase in accordance with the provision of the Option Agreement.

"Objectives of the Trust" - the objectives established in the Fourth Clause of this Agreement.

"Indeval" - S.D. Indeval, S.A., de C.V., Institution for Deposits.

"Instruction of the Execution of the Intermediation Agreement" - shall have the meaning established in subsection (a)6 of the Fourth Clause of this Agreement.

"Instruction of the Execution of the Option Agreement" - shall have the meaning established in subsection (a)2 of the Fourth Clause of this Agreement.

"Instruction of Execution" - shall have the meaning established in subsection
(b)6 of the Seventh Clause of this Agreement.

"Instruction of Delivery of CPOs" - the instruction that each Trustor-Trustee shall include in a Exercise Notice, to the effect that the procedure provided for in subsection (a)1 of the Ninth Clause of this Agreement is followed.

"Investment Instruction" - shall have the meaning established in subsection (b)5 of the Seventh Clause of this Agreement.

"Amendment Instruction" - shall have the meaning established in subsection(a)2 of the Fourth Clause of this Agreement.

"Payment Instruction"- shall have the meaning established in subsection (a)3 of the Fourth Clause of this Agreement.

"Instruction of Sale of CPOs" - instruction that each Trustor-Trustee shall include in the Exercise Notice, to the effect that the procedure provided for in subsection (a)2 of the Ninth Clause of this Agreement is followed.

"Broker" - the stock exchange bureau with whom the Trustee enters into the Securities Trading Agreement.

"Mexico" - The Mexican United States.

"Exercise Notice" - shall have the meaning established in the Ninth Clause of this Agreement.

"Notice of Sale" - shall have the meaning established in the Fifth Clause of this Agreement.

"Trust Fund" - jointly means (i) all and each of the Distributions of the Trustors-Beneficiaries that are deposited in the Trust Account; (ii) the Rights of Purchase and other rights of the Trustee pursuant to the Option Agreement; and (iii) the acquired ADRs and/or

                                       -4-

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Acquired CPOs and the product of the sale of the Acquired CPOs until the time that they shall be distributed to the Trustors-Beneficiaries pursuant to the provision of this Agreement.

"Internal Policies" - shall have the meaning established in subsection (n) of the Eighteenth Clause of this Agreement.

"Exercise Price" - the price the Trustee has the right to pay for acquiring the Relevant ADRs pursuant to the Option Agreement.

"Premium" - the premium payable in U.S. Dollars by the Trustee to Cemex Control for the Rights of Purchase in accordance to the Option Agreement.

"Report of Initial Contributions" - the report that reflects the individual Initial Contributions of each of the Trustors-Beneficiaries, that shall be maintained by the Trustee and the Technical Committee.

"Beneficiaries' Relations" - shall have the meaning established in the Sixth Clause of this Agreement.

Second - Constitution of the Trust. (a) each of the Trustors-Beneficiaries in this Agreement deposit the Initial Contributions in the Trust Account, in the proportions indicated on the Report of Initial Contributions, in order to fulfill the Objectives of the Trust. The Trustors-Beneficiaries shall deposit in the Trust Account, the additional Contributions that shall be required in accordance with the provisions of the Ninth Clause of this Agreement.

The Trustee shall confirm to the Technical Committee the receipt of the amounts constituting the Initial Contributions that it received in the Trust Account, no later than 2 (two) business days following the date in which the total amount of the Initial Contributions described in the Report of Initial Contributions are duly deposited in the Trust Account.

Third .- Parties of the Trust - The parties of this Agreement shall be (i) Trustors-Beneficiaries, the natural persons listed in Appendix "A", under no circumstances shall third parties be added to this Agreement; and (ii) Trustee, Citibank Mexico, S.A.[Citibank Mexico, Inc], Grupo Financiero Citibank [Citibank Financial Group], Division Fiduciaria [Fiduciary Division].

Fourth. - Objectives of the Trust. (a) The Trustors-Beneficiaries in this agreement instruct and authorize the Trustee to carry out the acts or management duties that are deemed necessary for the execution of the following Objectives of the Trust:

1. the opening of the Trust Account, the Securities Account and the Foreign Securities Account, and the receipt and disposition of the Contributions and the Acquired CPOs, as well as the receipt, disposition and the cancellation of the Acquired ADRs, pursuant to the written instructions received by the Trustee from the Technical Committee, in terms of the provisions of subsection 5 below and the Ninth Clause of this Agreement;

2. the execution of the Option Agreement with Cemex Control substantially under the terms and conditions of the plan attached to this Agreement as Appendix B, however in all cases in accordance with the instructions and the terms

                                       -5-

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indicated in writing by the Technical Committee, using for such purpose the instruction format attached to this Agreement as Appendix "C" (The "Instruction for the Execution of the Option Agreement"), as well as the execution of the modifying agreements to the Option Agreement that is indicated in writing by the Technical Committee, using for such purpose the instruction format attached to this Agreement as Appendix "D" (each of these instructions, a "Modifying Instruction);

3. the payment of the Premium to Cemex Control, pursuant to the terms foreseen or provided for in the Option Agreement, through the disposition of the Initial Contributions deposited in the Trust Account, pursuant to the instructions indicated in writing by the Technical Committee, using for such purpose the instruction format attached to this Agreement as Appendix "E" (the "Payment Instruction");

4. the exercising of the Rights of Purchase in accordance with the provisions of the Ninth Clause of this Agreement, exclusively in the cases and in accordance with the instructions received in writing by the Technical Committee, and only if the Trustee had received in the Trust Account, the additional Contributions needed to cover the costs, commissions and other expenses corresponding directly or indirectly to the exercise of said Rights of Purchase and, in the event necessary, the Exercise Price, in accordance with the provisions of subsection 5 below;

5. under the terms and conditions indicated in writing by the Technical Committee in accordance with the provision in the Ninth Clause of this Agreement, the receipt and custody of the Acquired ADRs in the Foreign Securities Account for its subsequent cancellation, as well as the receipt and custody of the Acquired CPOs that shall result from said cancellation of the Securities Account; on the understanding that, however, in any case the Trustee shall request Cemex Control to carry out the cancellation of the Acquired ADRs for the purpose that Cemex Control delivers directly to the Trustee, by means of deposit to the Securities Account, the number of Acquired CPOs that correspond to the Acquired ADRs in each case; and;

     (i) pursuant to the provisions of subsection (d) of the Ninth Clause of this Agreement, to carry out the acts and management duties that are deemed necessary for the receipt and cancellation of the Acquired ADRs and receipt by the Trustee of the CPOs that result from said cancellation and/or the receipt of the CPOs that Cemex Control deliver directly to the Trustee, by means of deposit in the Securities Account, that correspond to the Acquired ADRs in each case (the "Acquired ADRs"); and

     (ii) pursuant to the provisions of subsection (d) of the Ninth Clause of this Agreement, the distribution of the Acquired CPOs to the respective Trustors-Beneficiaries, only if it received the necessary additional Contributions to cover the respective Exercise Price and the expenses, commissions and other costs derived or that could be derived from the cancellation of the Acquired ADRs given the case, and the receipt and deposit of the Acquired CPOs; and/or

     (iii) pursuant to the provisions of subsection (d) of the Ninth Clause of this

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          Agreement, the sale of the Acquired CPOs through the Brokerage Company and through the distribution of the product of said sale (i) first, to the payment to Cemex Control of the respective Exercise Price; (ii) second, to cover the expenses, commissions and other costs that derive or could be derived from the cancellation of the Acquired ADRs, given the case, as well as the receipt and sale of the Acquired CPOs; and
          (iii) the remainder, if any, for deposit to the account of the Trustor-Beneficiary as indicated by the Technical Committee to that end in the respective Exercise Instruction.

6. the execution of the Securities Trading Agreement under the terms and conditions indicated in writing by the Technical Committee, using for such purpose the instruction format attached to this Agreement as Appendix F (the "Instruction of Execution of the Intermediation Agreement").

7. the investment, exclusively through the treasury of Citibank N.A., of the liquid resources in U.S. Dollars that make up the Trust Fund and that are deposited in the Trust Account, in readily available instruments in U.S. Dollars as indicated by the Technical Committee in the respective Investment Instruction(s), on the understanding that (i) in any case it shall directly or indirectly be invested in other trusts or in commercial paper without bank guarantee and (ii) only amounts that reach $100,000.00 (one hundred thousand U.S. Dollars and 00/100) or more, as immediately available funds no later than 10:00 a.m. (time of the city of Mexico);

8. once the expenses arising from this Agreement have been deducted, including, without any limitation, the expenses and fees of the Trustee, carrying out the reversion and/or distribution of the Trust Fund of the Trustors-Beneficiaries, under the terms and to the extent indicated on the Notice of Sale by the Technical Committee.

(b) The Trustee shall register in its own bookkeeping as well as in a separate bookkeeping, the movements of the Trust Account, the Securities Account and the Foreign Securities Account, and shall maintain said records and the Report of Initial Contributions at the domicile of the Trustee that is indicated on the respective signature page of this Agreement, at the disposal of the Technical Committee and of the Trustors-Beneficiaries.

(c) The Trustors-Beneficiaries expressly agree and acknowledge that only the Trustee shall be obligated to act in accordance to the instructions received in writing from the Technical Committee, in the manner and other terms expressly provided for in this Agreement.

(d) The Trustee shall open and maintain an individual record of (i) the Initial Contributions and other Contributions of the Trustors-Beneficiaries that are being deposited in the Trust Account ; and (ii) of the distributions carried out by the Trustee to the Trustors-Beneficiaries from the Trust Account and the Securities Account per instructions from the Technical Committee.

(e) The Trustee shall maintain a Report of the Beneficiaries and a report of the Trustors-Beneficiaries stating (i) the participation of each one of the Trustors-Beneficiaries in the Trust Fund, including without any limitation whatsoever, in the Rights of Purchase; (ii) the dispositions of the Trust Fund that correspond to the Contributions of each one of the Trustors-

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Beneficiaries, that are carried out by the Trustee per instructions from the
Technical Committee, due to the payment of the Premium, the Exercise Price or any other reason; and (iii) the number of Acquired CPOs that, if applicable, corresponds to each one of the Trustors-Beneficiaries.

Fifth . - Duration of the Agreement. This Agreement shall end, once all expenses arising from the same have been covered, including, without limitation, the expenses and fees of the Trustee, for any of the following reasons: (i) the fulfillment of the Objectives of the Trust, (ii) the reversion and/or distribution of the Trust Fund to the Trustors-Beneficiaries, in accordance with the instructions that the Technical Committee, through the Chairman, shall present to the Trustee under the terms of notice form attached to this Agreement as Appendix "G"(the "Notice of Sale"), (iii) by rejection of the Trustee under the terms provided for in the Eighteenth Clause of this Agreement, (iv) by voluntary revocation and in writing of the Trustors-Beneficiaries; or (v) on the grounds provided for in Article 357 of the General Law of Titles and Credit Operations that shall be compatible to the nature of this Agreement; however in any event, under a term that shall not exceed 5 (five) years and one (1) month, from the Closing Date.

Sixth. - Beneficiaries in the event of Death. Each of the Trustors-Beneficiaries appoint the person(s) identified in Appendix "H" of this Agreement (the "Report of the Beneficiaries"), as their beneficiaries in the event of death. The Technical Committee shall be responsible to maintain the Report of Beneficiaries in accordance with the written instructions received from the Trustors-Beneficiaries. The Trustors-Beneficiaries expressly acknowledge that in all that relates to the Report of Beneficiaries, the responsibility of the Trustee is limited in all cases to the fulfillment of the written instructions received from the Technical Committee.

Seventh . - Technical Committee. (a) In accordance with the provision of the third paragraph of Article 80 of the Law of Credit Institutions, the Trustors-Beneficiaries in this agreement constitute a Technical Committee (the "Technical Committee") made up of the owner members and six substitutes, each one of which shall indistinctively substitute each of the owner members, in accordance to the following:

1. it shall meet by means of the summons issued by any members or the Trustee, notified in writing to each member of the Technical Committee and on a personal manner, with at least 5 (five) Business Days prior to the scheduled date of the respective meeting;

2. its meetings shall be presided over by the Chairman of the Technical Committee, they shall be considered valid if attended by all its members, and its decisions shall be valid solely by the unanimous vote of its members, and with the understanding that in the event of a tie, the Chairman shall have the casting vote. The Secretary of the Technical Committee shall draw the minutes of each meeting, in which the agreements made in the same shall be noted. A signed copy of said minutes, duly signed by the members that attended the meeting shall be submitted to the Trustee, with the precise instructions that may proceed, if any;

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3.   the decisions made outside of the meeting of the Technical Committee, by unanimity of its owner members, shall have, for all purposes related to this Agreement, the same validity as if they were adopted in the meeting of the Technical Committee, as long as they are confirmed in a written agreement that shall be prepared by the Secretary of the Technical Committee. A signed copy of said minutes, duly signed by all the owner members shall be submitted to the Trustee, with the precise instructions that may proceed, if any;

4. the Trustee and the advisors that the Technical Committee deems appropriate shall attend the meetings of the Technical Committee, with the understanding that they shall have right to voice but not to vote;

5. in the event of resignation, disability, death, or any other situation arising from the definitive failure of some of the members of the Technical Committee, the Technical Committee shall timely appoint the successor or successors that are required to maintain at all times a minimum of two members. The Chairman of the Technical Committee shall be responsible for communicating in writing to the Trustee, the name, information and signature samples of all its members; and

6. the position of member of the Technical Committee shall be an honorific one.

(b)  The Technical Committee:

1. shall open and maintain an individual record of (i) the Initial Contributions and other Contributions of the Trustors-Beneficiaries; and
     (ii) of the distributions of the Trust Account and of the Securities Account carried out by the Trustee for the Trustors-Beneficiaries per instructions from the Technical Committee;

2. shall maintain the Report of Beneficiaries and a report of the Trustors-Beneficiaries in which is established (i) the participation of each of the Trustors-Beneficiaries in the Trust Fund, including, without any limitation, the Rights of Purchase; (ii) the provisions of the Trust Fund that correspond to the Contributions of each of the Trustors-Beneficiaries, carried out by the Trustee per instructions from the Technical Committee, or upon payment of the Premium, the Exercise Price or for any other reason; and (iii) the number of Acquired CPOs that may correspond to each one of the Trustors-Beneficiaries if applicable;

3. shall co-assist with the Trustee in the drafting, updating and confirmation of the statements and other documents referred to in subsections (b), (d) and (e) of the Fourth Clause of this Agreement;

4. it shall maintain a file that contains the originals of all minutes of the meeting and unanimous decisions of the Technical Committee;

5. it shall instruct the Trustee in writing,, using the notice form attached to this Agreement as Appendix I (the "Investment Instruction"), which must be signed by the Chairman of the Technical Committee, regarding the manner and extent to which it shall invest the Contributions deposited in the Trust Account;

6. it shall instruct the Trustee in writing to proceed, in total or in part, with the exercise of the Rights of Purchase, using for that purpose the instruction form attached to this Agreement as Appendix "J" (each of said instructions called an "Exercise Instruction") which shall be signed by the Chairman of the Technical Committee in every instance;

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

7. it shall in a timely manner provide the Trustee with all the information that it may require or request in relation to this Agreement;

8. it shall request information and documentation from the Trustee every three months regarding the state of the Trust Fund;

9. it shall provide the Trustee with (i) the Liquidation Notice pursuant to the Fifth Clause of this Agreement; (ii) the Instruction of Execution of the Option Agreement; (iii) the Instruction of Execution of the Intermediation Agreement; and (iv) the Payment Instruction, and given the case, it may provide the Trustee with the Amendment Instruction;

10. in all the cases in which any Trustor-Beneficiary submits to the Technical Committee an Exercise Notice including an Instruction of Delivery of CPOs, the Technical Committee shall notify the Trustors-Beneficiaries of the amount of the additional Contributions that they must deposit in the Trust Account for the Trustee to cover, pursuant to subsection (a)1 of the Ninth Clause of this Agreement all expenses, commissions and other costs that arise or may arise from the delivery of the Acquired ADRs (or its equivalent in Acquired CPOs) or the cancellation of Acquired ADRs given the case, as well as the receipt and delivery of the respective Acquired CPOs;

11. Pursuant to subsection (d) below, it may, in the name and on behalf of the Trustors-Beneficiaries, enter into all agreements amending this Agreement with the Trustee that it may deem convenient for the benefit of the Trustors-Beneficiaries;

12. In general, it shall exercise all powers that it deems necessary or convenient for the achievement of the Objectives of the Trust.

(c)The Trustors-Beneficiaries appoint the following persons as owner and substitute members of the Technical Committee:

               Owners                             Position
               Ing. Rodrigo Trevino               Chairman
               Lic. Cosme Furlong Madero          Secretary

               Substitutes
               Ing. Humberto Moreira Rodriguez
               C.P. Victor Naranjo Bandala
               Lic. Jose Leopoldo Quiroga Castanon
               Lic. Alberto Madero Farias
               Ing. Simon Gonzalez Guerra

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

                           Ing. Ricardo Lozano Martinez

The general information, the signature samples of each of the members, either owners or substitutes, of the Technical Committee, as well as the address appointed to listen to and receive all types of communications and notices related to this Agreement are contained in the document that is attached to this Agreement as Appendix "K" which was duly signed by the Chairman of the Technical Committee.

(d) the Trustors-Beneficiaries hereby grant a mercantile commission to the Technical Committee for the purpose that, in the name and on behalf of the Trustors-Beneficiaries, it may enter into all agreements amending this Agreement in writing with the Trustee that it may deem convenient for the benefit of the Trustors-Beneficiaries. The parties agree that said mercantile commission shall not generate any remuneration whatsoever in the name of the Technical Committee or any of its members, for which the Technical Committee and each of its members expressly and irrevocably waive any remuneration that may arise from their commission.

Eighth.- Receipt of Revenues and Form of Application. The Trustee shall have the power to receive the interests and other revenues of the investments it makes pursuant to the Investment Instructions, and deduct the necessary amounts to pay for reasonable and duly documented expenses and taxes that may arise from said investments and the management of the Trust Fund.

Ninth.- Exercise of the Rights of Purchase; Disposition of the Trust Fund. For the purpose of exercising the Rights of Purchase stipulated in the Option Agreement, the parties to this Agreement submit themselves to the following procedure:

     (a) At least five Business Days before the Date of Exercise, the Technical Committee shall receive an irrevocable individual notice from each of the Trustors-Beneficiaries that wish to exercise their respective proportional part of the Rights of Purchase, made pursuant to the notice form attached to this Agreement as Appendix "L" (the "Exercise Notice".) Each Exercise Notice shall state (i) an irrevocable instruction to the Technical Committee for it to submit to the Trustee the Exercise Instruction(s) that may be necessary for the due exercise of the Rights of Purchase; (ii) the number of Relevant ADRs that the Trustee shall acquire in the exercise of the Rights of Purchase; (iii) an irrevocable instruction to the Technical Committee so that the Technical Committee instructs the Trustee, through the respective Exercise Instruction, to perform all necessary acts and proceedings for the cancellation of the respective Acquired ADRs and the receipt by the Trustee of the Acquired CPOs resulting from said cancellation; it is understood, however, that the Trustee may in all cases request Cemex Control to perform the cancellation of Acquired ADRs so that Cemex Control may deliver the number of Acquired CPOs corresponding to the Acquired ADRs in each case directly to the Trustee through a deposit in the Assets Account; and (iv) (A) an Instruction of Delivery of CPOs, or (B) and Instruction of Sale of CPOs.

     1. Subject to the provisions of subsection (d) of this Ninth Clause, in each

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          of the cases in which an Exercise Notice contains an Instruction of
          Delivery of CPOs, the respective Trustor-Beneficiary shall (i) irrevocably instruct the Technical Committee so that the Technical Committee on its part instructs the Trustee through the respective Exercise Instruction, to perform all necessary acts and proceedings for the cancellation of the respective Acquired ADRs and the receipt on the part of the Trustee of the Acquired CPOs resulting from said cancellation; it is understood, however, that the Trustee may in all cases request Cemex Control to perform the cancellation of Acquired ADRs so that Cemex Control may deliver the number of Acquired CPOs corresponding to the Acquired ADRs in each case directly to the Trustee through a deposit in the Assets Account; (ii) deposit in the Trust Account the necessary additional Contributions to cover the Exercise Price of the respective Acquired ADRs (or its equivalent in Acquired CPOs), the expenses, commissions and other costs arising or that may arise from the purchase and deposit of said Acquired ADRs (or its equivalent in Acquired CPOs), as well as from the cancellation of Acquired ADRs, and the receipt and deposit of the respective Acquired CPOs; and (iii) state in which account the Trustee shall deposit said Acquired CPOs.

     2. Subject to the provisions of subsection (d) of this Ninth Clause, every time an Exercise Notice contains an Instruction of Sale of CPOs, the respective Trustor-Beneficiary shall irrevocably instruct the Technical Committee so that the Technical Committee on its part instructs the Trustee through the respective Exercise Instruction, to
          (a) perform all necessary acts and proceedings for the cancellation of the respective Acquired ADRs and the receipt on the part of the Trustee of the Acquired CPOs resulting from said cancellation; it is understood, however, that the Trustee may in all cases request Cemex Control to perform the cancellation of Acquired ADRs so that Cemex Control may deliver the number of Acquired CPOs corresponding to the Acquired ADRs in each case directly to the Trustee through a deposit in the Assets Account; and (b) sell the respective Acquired CPOs and that the product of the sale of said Acquired CPOs to be applied in the following order to (i) first, the payment of the respective Exercise Price to Cemex Control; (ii) second, covering the expenses, commissions and other costs arising or that may arise from the purchase and deposit of said Acquired ADRs, the cancellation of the same if applicable, and the receipt of the respective Acquired CPOs, as well as from the sale of the respective Acquired CPOs; and (iii) the remainder, if any, shall be deposited, in pesos, National Currency, in the account of the respective Trustor-Beneficiary as indicated by the Technical Committee for that end in the Instruction of Sale of CPOs contained in the respective Exercise Instruction.

(b) In the case set forth in subsection (a)1 of this Ninth Clause, the Trustors-Beneficiaries shall deposit at least one Business Day before the Date of Exercise in the Trust Account the immediately available amount in U.S. Dollars that may be necessary for the Trustee to exercise the respective Rights of Purchase pursuant to each Exercise Instruction;

(b) [sic]The Technical Committee shall provide the Trustee with an Exercise Instruction at least three Business Days before each Date of Exercise, (i) irrevocably instructing the Trustee to exercise the respective Rights of Purchase before Cemex Control; (ii) stating the number of Relevant ADRs that the Trustee shall buy through the exercise of the Rights of Purchase
     (iii) receiving the Acquired ADRs in the Foreign Assets Account, and/or directly receiving the respective Acquired CPOs in the Assets Account (iv) irrevocably instructing the Trustee to perform all necessary acts and proceedings for the cancellation of the respective Acquired ADRs and the receipt on the part of the Trustee of the Acquired CPOs resulting from said cancellation; it is understood, however, that the Trustee may in all cases request Cemex Control to perform the cancellation of Acquired ADRs so that Cemex Control may deliver the number of Acquired CPOs corresponding to the Acquired ADRs in each case directly to the Trustee through a deposit in the Assets Account; and (v) perform the acts instructed by the Technical Committee in the respective Exercise Instruction pursuant to each Instruction of Delivery of CPOs or Instruction of Sale of CPOs, whichever the case.

(d) In the terms indicated by the Technical Committee in each Exercise Instruction, the Trustee shall exercise the Rights of Purchase pursuant to the Option Agreement; it is understood, however, that (i) in the event that the Trustee has to make an operation of purchase of U.S. Dollars with pesos National Currency pursuant to an Exercise Instruction, the Trustee shall quote and make each one of said operations through Citibank N.A. exclusively; and (i) the Trustee shall transfer the Acquired CPOs or the product of the sale of the same as applicable, to the account/s indicated in each Exercise Instruction within two Business Days from the date on which the Trustee receives the Acquired CPOs or the product of the sale of the same, whichever the case;

(e) It is expressly agreed that the Trustee shall not be held liable for any and all obligations arising or that may arise from the exercise of the Rights of Purchase pursuant to this Clause. Each one of the Trustors-Beneficiaries undertakes to jointly and severally relieve the Trustee of and compensate it for any obligations arising or that may arise from acts or omissions of the Trustee for complying with the instructions given by the Technical Committee.

Tenth.- Authorizations to the Trustee. The Trustors-Beneficiaries hereby authorize and irrevocably instruct the Trustee to proceed in the terms provided in this Agreement, including without any limitations whatsoever the Ninth Clause, pursuant to the previous instructions given in writing by the Technical Committee.

Eleventh.- Defense of the Trust Fund. (a) The Trustee shall always act as a good family man would act and shall never abandon, leave unprotected, or allow or cause any damage to the Trust Fund. The Trustors-Beneficiaries shall be responsible for the accurate and timely payment of all taxes, contributions, impositions and charges, determined or charged by any governmental agency, which may fall on or arise from this Agreement, the Option Agreement, the Exercise of the Rights of Purchase or the Trust Fund. The Trustors-Beneficiaries shall also provide the Trustee with authentic evidence that all and each one of those taxes, contributions, duties and charges have been paid in due time and form and in full.

(b) In the event that the defense of the Trust Fund is required, including without any limitations whatsoever the defense of the Contributions, the Option Agreement, the Rights of Purchase of the Acquired ADRs or the Acquired CPOs, the Trustee shall only have to grant the power/s of attorney to the person/s designated in writing by the Technical Committee (the "Agents") without undertaking any responsibility for the actions of the Agents, which stipulation shall be transcribed in the powers of attorney granted, and as long as the Agents accept that the expenses and fees arising from their work be covered directly by the Trustors-Beneficiaries, without the Trustee being responsible for them.

Twelfth.- Expenses, Costs, Taxes, Commissions and Fees. All reasonable and duly documented expenses, commissions, taxes and duties arising from the preparation, entering into, notification, and registration of this Agreement as well as any amendment thereof, shall be exclusively on the part of the Trustors-Beneficiaries, as well as any act or document that shall be prepared, undersigned or notified, including without any limitation whatsoever, the fees of legal advisors of the Trustee, as well as any reasonable and duly documented expenses incurred into by the Trustee in the compliance of his responsibilities and in the exercise of his rights pursuant to this Agreement.

The Trustors-Beneficiaries shall pay the following commissions to the Trustee for his participation in this Agreement:

     1. The annual amount of $35,000.00 (thirty-five thousand United States Dollars 00/100) for the management of the Trust Fund payable in advance. The first one of such payments shall take place on the Closing Date, and the following ones within the first 5 (five) Business Days of the month of January of each year as long as this Agreement remains in force.

     2. The annual amount of $110.00 (one hundred and ten United States Dollars 00/100) for each of the Trustors-Beneficiaries payable in advance. The first one of such payments shall take place on the Closing Date, and the following ones within the first 5 (five) Business Days of the month of January of each year as long as this Agreement remains in force.

     3. The amount of $50.00 (fifty United States Dollars 00/100) for each individual exercise of the Rights of Purchase corresponding to each one of the Trustors-Beneficiaries.

All and each one of the foregoing commissions shall generate a Value Added Tax and shall be paid exclusively in U.S. Dollars and in immediately available funds outside the territory of Mexico, by means of an electronic transfer to the Trust Account pursuant to the duly signed document that was delivered to the Trustee at the Closing Date.

Thirteenth.- Notices and Communications. With the exception of the stipulations of subsection (a) of the Eighteenth Clause of this Agreement, any notice or communication that the parties must or wish to make regarding this Agreement, shall be made in writing and be delivered (i) in person with acknowledgment of receipt; (ii) by specialized messaging service with acknowledgement of receipt; or (iii) by fax, followed by specialized messaging service or personal notice with acknowledgement of receipt. All notices and communications shall be sent to the addresses and fax numbers stated in the signature pages of this Agreement. Notwithstanding the foregoing, all and each one of the instructions and notices that the Technical Committee has or wishes to make in relation to this Agreement shall be accompanied by a signed copy of the minutes of the meeting in which the presentation of said instruction and notices is authorized, duly signed by the members of the Technical Committee that attended said meeting; or by all the owner members, in the latter case, only regarding unanimous decisions that were not made in a meeting.

Fourteenth.- Assignment. The rights and responsibilities arising from this Agreement shall not be assigned or transferred to any third party without the previous consent in writing of all the parties to this Agreement.

Fifteenth.- Appendixes and Headlines. All the documents attached to this Agreement or referred to herein, are considered part of this Agreement as if they had been transcribed in full herein. The headings and headlines of the Clauses of this Agreement are only used for reference and shall not affect the interpretation of this Agreement.

Sixteenth.- Applicable Law and Competent Courts. For all interpretations of and the compliance with this Agreement, the parties expressly and irrevocably submit to the applicable laws of Mexico and to the jurisdiction of the competent Court of Mexico, Federal District, expressly and irrevocably waiving any other jurisdiction that may be applicable due to their respective addresses, present or future, or any other reason.

Seventeenth.- Communications by Fax. The Trustee is authorized to perform acts and proceedings instructed by the Technical Committee by communications transmitted by fax, as long as the authenticity of said communications is verified. Notwithstanding the foregoing, the parties recognize that the Trustee maintains certain internal policies regarding the use of manual processes for the receipt and processing of instructions transmitted by fax or other manual methods. Therefore, the person appointed by the Technical Committee for such purposes shall sign the document containing said policies together with the Trustee at the signing of this Agreement.

Eighteenth.- Terms and Conditions of the Fiduciary Service. In order to induce the Trustee to enter into this Agreement, the Trustors-Beneficiaries agree with the Trustee on the following:

          (a) The Trustee is not a member of the Technical Committee. Therefore, it shall only have to act pursuant to the instructions that it receives in writing from the Technical Committee, and shall not be responsible for determining the authenticity of the content or signature of said instructions. The Trustors-Beneficiaries recognize that the Trustee maintains certain internal policies regarding the use of manual processes for the receipt and processing of instructions transmitted by fax or other manual methods.

     Therefore, the Trustors-Beneficiaries and the owner and substitute members of the Technical Committee submit to the terms of the document containing said policies, which they have entered into with the Trustee before signing this Agreement;

(b) The Trustee shall not take a greater level of care in the conservation of the Trust Fund than the level of care that it takes with its own property. The Trustee shall not have to invest the amounts deposited in the Trust Account unless instructed in writing by the Technical Committee to do so. Any amount that is part of the Trust Fund that has not been invested shall not generate any interest whatsoever;

(c) The Trustee is expressly and irrevocably authorized, after notifying the Technical Committee, to use the amounts deposited in the Trust Account for the payment of any costs, fees, commissions and other expenses arising directly or indirectly from this Agreement;

(d) This Agreement expressly states all the responsibilities of the Trustee. The Trustee does neither undertake any implicit responsibility whatsoever under this Agreement nor any responsibilities arising directly or indirectly from agreements the Trustors-Beneficiaries have entered into among themselves or with any third party;

(e) The Trustee shall be solely and exclusively responsible for all damages arising directly from its inexcusable negligence or bad faith in all that is related to (i) the investment or re-investment of the amounts deposited in the Trust Account, (ii) the receipt, custody and disposition of the Acquired ADRs, the Acquired CPOs and other instruments deposited in the Asset Account or in the Foreign Assets Account; (iii) the losses or revenue arising from the investment, re-investment or disposition of the Trust Fund; and (iv) in general, complying with its obligations under this Agreement;

(f) The Trustors-Beneficiaries are jointly and severally responsible for indemnifying and holding the Trustee, his subsidiaries, branches and related corporations, and their respective advisors, officers, employees, principals and agents, free and harmless of all losses, responsibilities, claims, actions, damages and expenses, including reasonable fees and expenses of attorneys, arising or that may arise from this Agreement;

(g) The Trustors-Beneficiaries shall be jointly and severally responsible for any tax, duty, contribution or fiscal responsibility of any nature arising or that may arise from or in relation to this Agreement or the Trust Fund, and they jointly and severally undertake to indemnify and hold the Trustee free of any amount that the Trustee is responsible for paying in respect to said taxes. The responsibilities of the Trustors-Beneficiaries stipulated in this subsection and in the foregoing subsection (f) shall be in full force and effect even after the date of termination of this Agreement or the resignation of the Trustee; but in any case, for a maximum period of 3 (three) years from the date of termination of this Agreement;

         (h)That the Trustee unequivocally communicated to the parties to this Agreement the legal scope and consequences of the provisions of the first three paragraphs of subsection (b) section XIX of article 106 (one hundred and six) of the Credit Institutions Law that reads as follows:

"Art. 106.- It is prohibited to Credit Institutions to:

XIX.- In the performance of the operations referred to by section XV of article 46 of this Law:

(b) Be responsible before trustors, principals or commissioners for the noncompliance of debtors with credits granted, or of issuers for the securities acquired, unless it is due to their fault pursuant to the last part of article 356 of the General Law of Credit Titles and Operations, or guarantee the payment of earnings for the funds whose investment is entrusted to them.

If upon the termination of the trust, power of attorney or commission constituted for the granting of credits, unless they have been liquidated by the debtors, the institution shall transfer them to the trustor or beneficiary, whichever the case, or to the principal or commissioner, without paying for them.

Any agreement against the two foregoing paragraphs shall not produce any legal effects whatsoever."

(i) The Trustee shall not be responsible in any case for the validity, value or liability of the Option Agreement, the Rights of Purchase, the Acquired ADRs, and the Acquired CPOs, or any other instrument or right directly or indirectly related to this Agreement;

(j) The Trustors-Beneficiaries agree and acknowledge that the Trustee shall not be held responsible (i) in the event that the Trust Fund or any part of the same is expropriated, nationalized or confiscated; (ii) for the noncompliance with its obligations due to causes or circumstances out of his control; or (iii) for the legal capacity of the other parties to this Agreement to acquire or maintain the ownership of the Trust Fund;

(k) The Trustee shall neither render nor be responsible for rendering any advisor services to the Trustor-Beneficiaries regarding the convenience or inconvenience of investing, selling, maintaining or taking or not taking any action or decision regarding the Option Agreement, the Rights of Purchase or any other instrument or right that is directly or indirectly related to this Agreement.

(l) The Trustee (and any other trustee that may substitute it) may resign at any time its position of Trustee by (i) notifying the Technical Committee in writing, and (ii) returning the Trust Fund in the terms stated by the Technical Committee in writing. In the event that the Technical Committee does not provide instructions in writing to the Trustee to that end within 60 (sixty) calendar days from the date of resignation of the Trustee, the Trustee shall consign the Trust Fund before any competent authority without any responsibility whatsoever, and the Trustee shall be free of all and each one of the obligations arising from this Agreement.

(m) In the event that any controversy arises between the Trustors-Beneficiaries and/or the Technical Committee that results or may result in claims or complaints in relation to this Agreement, the Trustee shall have the power to
(i) retain the Trust Fund until (x) it receives a final and definitive decision by a competent court ordering the delivery of the Trust Fund; or (y) a Liquidation Notice from the Technical Committee; or (z) an agreement in writing entered into by all the Trustors-Beneficiaries instructing the Trustee to distribute the Trust Fund; or (ii) consign the Trust Fund before any competent authority without any responsibility whatsoever. In any case, the Trustee shall be free of all and each one of the obligations arising from this Agreement.

(n) The Trustors-Beneficiaries acknowledge that the Trustee is part of the international financial group known as "Citicorp" and that, therefore, it is subject to the internal policies and regulations of Citicorp and its subsidiary Citibank N.A. in respects to the management and performance of fiduciary services (the "Internal Policies".) Therefore, if any instruction of any of the parties or any other act that the Trustee must comply with pursuant to this Agreement is against the Internal Policies that are in force on this date, the Trustee shall notify the parties immediately of such circumstance in order to agree on the course of action to take to prevent the Trustee from incurring into violations of the Internal Policies.

(o) The Trustors-Beneficiaries and the members of the Technical Committee undertake not to use the Trustee's name or logo or those of any of its subsidiaries and related corporations in any way whatsoever without the previous consent in writing of the Trustee.

IN WITNESS WHEREOF, after reading this Agreement consisting of 18 pages and 90 signature pages, and being aware of its content and legal scope, the parties hereto sign in agreement.